Exhibit 32.4
LIBERTY PROPERTY LIMITED PARTNERSHIP
CERTIFICATIONS REQUIRED BY
RULE 13a-14(b) UNDER THE SECURITIES EXCHANGE ACT OF 1934
     In connection with the Quarterly Report of Liberty Property Limited Partnership (the “Company”) on Form 10-Q for the quarterly period ended September 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, GEORGE J. ALBURGER, JR., Executive Vice President and Chief Financial Officer of Liberty Property Trust (the sole general partner of the Company), certify in connection with Rule 13a-14(b) under the Securities Exchange Act of 1934, as amended, that based on my knowledge:
     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ GEORGE J. ALBURGER, JR.
George J. Alburger, Jr.
Executive Vice President and Chief Financial Officer of Liberty Property Trust, the Company’s sole general partner

Date: November 6, 2009